EXHIBIT 5.4
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                              [GRAPHIC OMITTED]
                    MCDANIEL & ASSOCIATES CONSULTANTS LTD.
                       Oil & Gas Reservoir Evaluations



June 9, 2006



TO:      UNITED STATES SECURITIES AND EXCHANGE COMMISSION


RE: ENCANA CORPORATION ("ENCANA") AND ENCANA HOLDINGS FINANCE CORP. - REGISTRATION STATEMENT ON FORM F-9


We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2005, in the registration statement on Form F-9 of EnCana and EnCana Holdings Finance Corp. (File No. 333-133648).


Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.



/s/ P.A. Welch
------------------------------
P.A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta